                                                                     EXHIBIT 4.4

                          FIRST SUPPLEMENTAL INDENTURE

                                 BY AND BETWEEN

                        ASPEN INSURANCE HOLDINGS LIMITED,

                                    AS ISSUER

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                   AS TRUSTEE

                           DATED AS OF AUGUST 16, 2004

                                  $250,000,000

                        ASPEN INSURANCE HOLDINGS LIMITED

                           6.00% SENIOR NOTES DUE 2014

                          FIRST SUPPLEMENTAL INDENTURE

                  This First Supplemental Indenture, dated as of August 16, 2004
(the "Supplemental Indenture"), to the Indenture, dated as of August 16, 2004
(the "Indenture") by and between Aspen Insurance Holdings Limited, a limited company duly organized and existing under the laws of Bermuda, having its principal executive office located at Victoria Hall, 11 Victoria Street,
Hamilton HM 11, Bermuda (the "Company"), as issuer, and Deutsche Bank Trust
Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York, having its corporate trust office located at 60 Wall Street, New York, NY 10005 (the "Trustee"), as trustee, is effective upon the execution hereof by the parties hereto.

                                    RECITALS

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its notes, debentures or other evidences of its unsecured indebtedness (the
"Securities"), unlimited as to principal amount;

                  WHEREAS,  the  Indenture  is  incorporated  herein  by  this reference;

                  WHEREAS, Section 3.1 of the Indenture provides that, with
respect to any series of Securities to be authenticated and delivered under the
Indenture, the terms of such series of Securities shall be established by (i) a resolution of the Board of Directors and set forth in an Officer's Certificate or (ii) one or more indentures supplemental to the Indenture;

                  WHEREAS, the Company desires to create, under the Indenture, a series of Securities to be known as its 6.00% Senior Notes due 2014 (the "Senior
Notes"), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this
Supplemental Indenture; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;

                  NOW, THEREFORE, in consideration of the foregoing and for
other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  Section 1.1. Definitions. The following defined terms used herein shall have the meanings specified below. Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the
Indenture.

                        "Interest Payment Date" means, with respect to the
                  Senior Notes only, February 15 and August 15 of each year.

                        "Regular Record Date" means, with respect to the Senior
                  Notes only, the close of business on January 31 or July 31, as the case may be, immediately preceding each Interest Payment
                  Date.

                        "Registration Default" shall have the same meaning as
                  set forth in the Registration Rights Agreement.

                        "Registration Rights Agreement" means the Registration
                  Rights Agreement dated as of August 16, 2004, by and between the Company and Goldman, Sachs & Co. and Deutsche Bank
                  Securities Inc., acting on behalf of each of the Purchasers
                  (as defined therein), as the same shall be amended from time to time in accordance with the terms therein.

                        "Special Interest" shall have the same meaning as set
                  forth in the Registration Rights Agreement.

                                  ARTICLE II.

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

                  There is hereby established a new series of Securities under the Indenture with the following terms:

                  Section 2.1. Title. The title of the series is "6.00% Senior
Notes due 2014".

                  Section 2.2. Principal Amount. There are to be issued by the
Company, and authenticated and delivered by the Trustee on the date hereof,
$250,000,000 principal amount of Senior Notes, and such principal amount of
Senior Notes may be increased from time to time pursuant to Section 3.1 of the
Indenture. All Senior Notes need not be issued on the same date and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Senior Notes, unlimited in principal amount, upon delivery by the
Company to the Trustee of either a resolution of the Board of Directors and set forth in an Officer's Certificate or an indenture supplemental to the Indenture, setting forth the original issuance date of such additional Senior Notes. The terms of any such additional Senior Notes will be identical (except as to denomination, and the date from which interest shall accrue, the issue price and the first

Interest Payment Date) to the terms of the Senior Notes initially issued, authenticated and delivered on the date hereof. Any such additional Senior Notes will, together with the previously issued Senior Notes, constitute a single series of Securities under the Indenture.

                  Section 2.3. Payment of Principal and Interest.

                  (a) The principal of the Senior Notes shall be due on August
15, 2014 which date shall be the Stated Maturity, subject to the provisions of the Indenture relating to acceleration of maturity. The Senior Notes will bear interest from August 16, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 6.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2005, and at the Stated Maturity. The Company will pay interest to the Persons in whose names the Senior Notes are registered on the Regular Record Date for such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) If any Interest Payment Date falls on a day that is not a
Business Day, the interest payment will be postponed to the next day that is a
Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. If the maturity date of the Senior Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Interest payments for the Senior Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. Interest on the Senior Notes which have a Redemption Date after a Regular Record Date, and on or before the following Interest Payment Date, will also be payable to the Persons in whose names the Senior Notes are registered on such Regular Record Date.

                  (c) Payment of the principal and interest due at maturity of the Senior Notes shall be made upon surrender of the Senior Notes at the
Corporate Trust Office of the Trustee. The principal of and interest on the
Senior Notes shall be paid in Dollars. Payments of principal of or interest on the Senior Notes will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii)
by wire transfer to an account maintained by the payee with a bank located in the United States.

                  Section 2.4. Special Interest

If a Registration Default occurs, the Senior Notes shall bear Special Interest
(as defined in the Registration Rights Agreement) at the rate per annum as specified in the Registration Rights Agreement, in addition to the interest referred to above, as liquidated damages, for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect.

                  Section 2.5. Optional Redemption.

                  (a) The Senior Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a "make-whole"
redemption price equal to the greater of (i) 100% of the principal amount of the
Senior Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Unless the
Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

                  (b) For the purposes of this Section 2.5,

                           "Treasury Rate" means, with respect to any redemption
         date for the Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

                           "Comparable Treasury Issue" means the United States
         Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

                           "Independent Investment Banker" means one of the
         Reference Treasury Dealers appointed by the Company.

                           "Comparable Treasury Price" means, with respect to
         any redemption date for the Senior Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve
         Bank of New York and designated "Composite 3:30 p.m. Quotations for
         U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that
         Business Day, (A) the average of the Reference Treasury Dealer
         Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if the Company obtains fewer than four Reference Treasury Dealer
         Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

                           "Reference Treasury Dealer Quotations" means, with
         respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the

         Trustee, of the bid and asked prices for the Comparable Treasury Issue
         (expressed in each case as a percentage of its principal amount)
         quoted in writing to the Trustee by a Reference Treasury Dealer at
         5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

                           "Reference Treasury Dealer" means (1) each of
         Deutsche Bank Securities Inc. and Goldman Sachs & Co. and, in each case, their respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New
         York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

                  Section 2.6. Amendments to Event of Default. The provisos in
Section 6.1(a) and Section 6.1(b) of the Indenture shall not be applicable with respect to the Senior Notes.

                  Section 2.7. Form, Currency and Denominations. The Senior
Notes shall be issued in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000. The Senior Notes will be issued in substantially the form set forth in Exhibit A hereto, which shall include the Private Placement Legend only for so long as, and to the extent that, the Senior Notes constitute Restricted Securities. The Depository with respect to the Senior Notes shall be The Depository Trust Company, New York, New
York.

                  Section 2.8. Global Securities.

                  (a) The Senior Notes will be issued in the form of one or more
Global Securities registered in the name of the Depository (which shall be The
Depository Trust Company) or its nominee. Except under the circumstances set forth in Section 3.6 of the Indenture, the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. Owners of beneficial interests in such a Global Security will not be considered the registered owners or Holders of Senior Notes for any purpose.

                  (b) No Security representing a Senior Note shall be
exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor
Depository or its nominee. Payment of principal of, any premium or interest on, and any Additional Amounts or Special Interest, if applicable, in respect of, any Senior Note in global form shall be made to the registered Holder thereof.

                  (c) The provisions of Section 3.7 of the Indenture shall apply to the Senior Notes only for so long as, and to the extent that, the Senior
Notes constitute Restricted Securities.

                  Section 2.9. Ranking. The Senior Notes will represent the
Company's direct, unsecured obligations and will rank equally with all the
Company's current and future unsecured and unsubordinated indebtedness.

                  Section 2.10. Miscellaneous. The Company is not obligated to redeem or purchase any Senior Notes pursuant to any sinking fund or analogous provision. The Senior Notes will not be convertible into shares of Common Stock of the Company and/or exchangeable for other securities. The amount of payments of principal with respect to the Senior Notes shall

not be determined with reference to an index, formula or other method or methods. No Senior Notes are issuable upon the exercise of warrants. Each of
Section 12.2(b) of the Indenture relating to defeasance and Section 12.2(c) of the Indenture relating to covenant defeasance shall be applicable to the Senior
Notes. Except as set forth in Section 4.4 of the Indenture, there will be no
Additional Amount payable on the Senior Notes. The Company may exercise its option to redeem the Senior Notes for tax purposes pursuant to Section 4.5 of the Indenture.

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

                  Section 3.1. Ratification and Incorporation of Indenture. As
supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 3.2. Counterparts. This Supplemental Indenture may be
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 3.3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New
York applicable to agreements made and performed in said state.

                  Section 3.4. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 3.5. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, Aspen Insurance Holdings Limited has
caused this Supplemental Indenture to be duly executed as a deed as of the date above written.

                              By:
                                  Name:
                                  Title:

                              By:
                                  Name:
                                  Title:

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the date first above written.

                                DEUTSHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

                              By:
                                  Name:
                                  Title:

                                    EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ASPEN INSURANCE
HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR
NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A
WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER
NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE
OF SUCH SUCCESSOR.

[LEGEND ONLY APPLICABLE IF A RESTRICTED SECURITY: SENIOR NOTES EVIDENCED HEREBY
HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR
OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY
BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A
UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENT OF RULE
144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF
REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF
AVAILABLE), OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN
ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED
STATES.]

                                        ASPEN INSURANCE HOLDINGS LIMITED
                                        6.00% SENIOR NOTE DUE 2014

No. R1                                  CUSIP No.: 04530D AA 0 (Rule 144A)
                                        CUSIP No.: G05384 AA 3 (Regulation S)

Principal Amount:                       $250,000,000

Regular Record Date:                    January 31 or July 31, as the case may
                                        be, immediately preceding each Interest
                                        Payment Date

Original Issue Date:                    August 16, 2004

Maturity Date:                          August 15, 2014

Interest Payment Dates:                 February 15 and August 15

Interest Rate:                          6.00% per annum

Authorized Denomination:                $2,000, or any integral multiple of
                                        $1,000

                  Aspen Insurance Holdings Limited, a company duly existing and organized under the laws of Bermuda (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount shown above on the Maturity Date shown above, and to pay interest thereon from the Original Issuance Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above
(including the Maturity Date), commencing on August 16, 2004, at the rate of
6.00% per annum until the principal hereof is paid or duly provided for.
Interest not timely paid or provided for shall, to the extent permitted by applicable laws, bear simple interest at the rate of 6.00% per annum. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes. In
addition, if a Registration Default (as defined in the Supplemental Indenture dated as of August 16, 2004) occurs, the Senior Notes shall bear Special
Interest (as defined in the Supplemental Indenture dated as of August 16, 2004)
at a rate per annum specified therein, in addition to the interest referred to above, as liquidated damages, for the period from the occurrence of such
Registration Default until such time as no Registration Default is in effect.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (including the Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the
Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note

is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the
Company to the Holders of Senior Notes not less than 15 days prior to such
Special Record Date, such Special Record Date to be not less than 10 days prior to the date for payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a
360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean each Monday,
Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated, by law, regulation or executive order to close.

                  Payment of the principal of and interest due on the Maturity
Date of this Senior Note shall be made upon surrender of this Senior Note at the
Corporate Trust Office of the Trustee. The principal of and interest on this
Senior Note shall be paid in Dollars. Payments of principal of or interest will be made, subject to such surrender where applicable, at the option of the
Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR
ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been
executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                         ASPEN INSURANCE HOLDINGS LIMITED

                                         By:
                                            Name:
                                            Title:

                                         By:
                                            Name:
                                            Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the 6.00% Senior Notes due 2014 referred to in the within-mentioned Indenture.

                                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

                                By:
                                Authorized Signatory

                                Dated:

                             (Reverse Side of Note)

                  This security is one of a duly authorized issue of debt
securities of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of August 16, 2004
(the "Indenture"), between the Company and Deutsche Bank Trust Company Americas,
as trustee (the "Trustee," which term includes any successor trustee under the
Indenture), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the First Supplemental
Indenture, dated as of August 16, 2004, between the Company and the Trustee)
reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the
Holders of the Securities issued thereunder and of the terms upon which said
Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as 6.00% Senior Notes due 2014 (the "Senior Notes"), initially limited in aggregate principal amount to $250,000,000, subject to increase as provided in Section 3.1 of the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the
Indenture.

                  While this Senior Note is represented by one or more global notes registered in the name of DTC or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Senior Note to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

                  The Senior Notes will not have a sinking fund.

                  The Senior Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a "make-whole"
redemption price equal to the greater of (i) 100% of the principal amount of the
Senior Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Unless the
Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

                           "Treasury Rate" means, with respect to any redemption
         date for the Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

                           "Comparable Treasury Issue" means the United States
         Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

                           "Independent Investment Banker" means one of the
         Reference Treasury Dealers appointed by the Company.

                           "Comparable Treasury Price" means, with respect to
         any redemption date for the Senior Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve
         Bank of New York and designated "Composite 3:30 p.m. Quotations for
         U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that
         Business Day, (A) the average of the Reference Treasury Dealer
         Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if the Company obtains fewer than four Reference Treasury Dealer
         Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

                           "Reference Treasury Dealer Quotations" means, with
         respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a
         Reference Treasury Dealer at 5:00 p.m. New York City time, on the third
         Business Day preceding such redemption date.

                           "Reference Treasury Dealer" means (1) each of
         Deutsche Bank Securities Inc. and Goldman Sachs & Co. and, in each case, their respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New
         York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

                  The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the
Securities to be redeemed. If less than all of the Securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Securities to be redeemed in whole or in part.

                  The Indenture contains provisions for redemption of the Senior
Notes for tax purposes in whole but not in part at the option of the Company.

                  The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or of certain restrictive covenants with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein
provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the
Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

                  No reference herein to the Indenture and no provision of this
Senior Note or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain
limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior
Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.

                  Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the
Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth,
Senior Notes are exchangeable for a like aggregate

principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Note or Notes to be exchanged at the office or agency of the Company.

                  This Senior Note shall be governed by, and construed in
accordance with, the laws of the State of New York applicable to agreements made and performed in said state.

                                 ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common   UNIF GIFT MIN ACT -       Custodian
                                                  (Cust)          (Minor)
                                                  under Uniform Gifts to Minors
                                                  Act
                                                                    (State)
TEN ENT-as tenants by the entireties

JT TEN-as joint tenants with rights of
       survivorship and not as tenants
       in common

Additional abbreviations may also be used though not on the above list.

                                             FOR VALUE RECEIVED, the undersigned
hereby sell(s) and transfer(s) unto
(please insert Social Security or other identifying number of          assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

agent to transfer said Senior Note on the books of the Company with full power of substitution in the premises.

Dated:

                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written upon the face of
                                                     the within instrument in
                                                     every particular without
                                                     alteration or enlargement,
                                                     or any change whatever.